    As filed with the Securities and Exchange Commission on October 24, 2001
                                                     Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-8

                               ----------------

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ----------------

                              HOMESTORE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                 95-4438337
    (State or Other Jurisdiction                    (I.R.S. Employer
  of Incorporation or Organization)                Identification No.)

                            30700 Russell Ranch Road
                       Westlake Village, California 91362
          (Address of Principal Executive Offices, including Zip Code)

                    iPlace, Inc. 2001 Equity Incentive Plan
                         iPlace 2000 Stock Option Plan
                 ConsumerInfo.com, Inc. 1999 Stock Option Plan
                  eNeighborhoods, Inc. 1998 Stock Option Plan
                      QSpace, Inc. 1999 Stock Option Plan
                           (Full Title of the Plans)

                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              Homestore.com, Inc.
                            30700 Russell Ranch Road
                       Westlake Village, California 91362
                                 (805) 557-2300
           (Name, Address and Telephone Number of Agent For Service)

                               ----------------

                                   Copies to:
                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         Proposed Maximum Proposed Maximum  Amount of
Title of Securities to be  Amount to be   Offering Price     Aggregate     Registration
       Registered          Registered(5)    Per Share      Offering Price      Fee
---------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value...................  1,124,415(1)     $10.86(2)       $12,211,028      $3,053
---------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value...................    347,760(3)     $ 5.67(4)       $ 1,971,799      $  493
---------------------------------------------------------------------------------------
  Total..................  1,472,175                        $14,182,827      $3,546

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Represents shares subject to outstanding options under the assumed plans as of September 21, 2001.
(2) Weighted average per share exercise price of such outstanding options pursuant to Rule 457(h)(1).
(3) Represents additional shares reserved for issuance under the iPlace, Inc. 2001 Equity Incentive Plan assumed by the Registrant.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on October 19, 2001.
(5) This registration statement shall cover any additional shares of common stock which become issuable under the assumed options or assumed plans by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

   The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (a)   The Registrant's latest annual report on Form 10-K filed pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

  (b) The Registrant's quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

  (c) The Registrant's current reports on Form 8-K filed on May 22, 2001 and March 1, 2001, October 9, 2001, and current report on Form 8-K/A filed on April 10, 2001, pursuant to Section 13(a) or 15(d) of the Exchange Act.

  (d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 84 through 88 of the prospectus included in Registrant's registration statement on Form S-1, File No. 333-79689, filed May 28, 1999, and any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers and Limitation of Liability.

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

   As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to Registrant or its stockholders;

  .    for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

  . for any transaction from which the director derived an improper personal benefit.

   As permitted by the Delaware General Corporation Law, Registrant's Bylaws provide that:

  . Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  . Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

  . Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

  .   the rights conferred in the Bylaws are not exclusive.

   Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

   The indemnification provision in Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of Registrant's directors and officers for liabilities arising under the Securities Act.

   Registrant maintains directors' and officers' liability insurance.

   See also the undertakings set out in response to Item 9.

   Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

  Document

  Registrant's Amended and Restated Certificate of Incorporation.

  Registrant's Amended and Restated Bylaws.

  Form of Indemnity Agreement between Registrant and each of its directors and executive officers.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
   4.01  Registrant's Amended and Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 3.02 to the Registrant's
         Registration Statement on Form S-1, filed May 28, 1999, File No. 333-
         79689 (the "Form S-1").

   4.02  Registrant's Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.04 to the Form S-1).

   4.03  Form of Specimen Certificate for Registrant's common stock
         (incorporated by reference to Exhibit 4.01 to the Form S-1).

   4.04  iPlace, Inc. 2001 Equity Incentive Plan, and amendment thereto.

   4.05  iPlace, Inc. 2000 Stock Option Plan, and amendment thereto.

   4.06  ConsumerInfo.com, Inc. 1999 Stock Option Plan, and amendment thereto.

   4.07  eNeighborhoods, Inc. 1998 Stock Option Plan, and amendment thereto.

   4.08  QSpace, Inc. 1999 Stock Option Plan, and amendment thereto.

   5.01  Opinion of Counsel.

  23.01  Consent of Counsel (included in Exhibit 5.01).

  23.02  Consent of PricewaterhouseCoopers LLP, independent accountants.

  23.03  Consent of Deloitte & Touche LLP. independent accountants.

  24.01  Power of Attorney (see page 5).

Item 9. Undertakings.

   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 24th day of October 2001.

                                          HOMESTORE.COM, INC.

                                                   /s/ Joseph J. Shew
                                          By: _________________________________
                                                       Joseph J. Shew
                                                Senior Vice President, Chief
                                              Financial Officer and Assistant
                                                         Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph J. Shew and Stuart H. Wolff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
Principal Executive Officer:

/s/ Stuart H. Wolff                    Chairman of the Board,      October 24, 2001
______________________________________  Chief Executive Officer
          Stuart H. Wolff               and Director

Principal Financial Officer and
Principal Accounting Officer

/s/ Joseph J. Shew                     Senior Vice President,      October 24, 2001
______________________________________  Chief Financial Officer
          Joseph J. Shew                and Assistant Secretary

Additional Directors

/s/ Barbara T. Alexander               Director                    October 24, 2001
______________________________________
        Barbara T. Alexander

/s/ L. John Doerr                      Director                    October 24, 2001
______________________________________
           L. John Doerr

/s/ Kenneth K. Klein                   Director                    October 24, 2001
______________________________________
          Kenneth K. Klein

/s/ Terrance McDermott                 Director                    October 24, 2001
______________________________________
         Terrance McDermott

/s/ Richard Smith                      Director                    October 24, 2001
______________________________________
           Richard Smith

                                 EXHIBIT INDEX

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
   4.01  Registrant's Amended and Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 3.02 to the Registrant's
         Registration Statement on Form S-1, filed May 28, 1999, File No. 333-
         79689 (the "Form S-1").

   4.02  Registrant's Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.04 to the Form S-1).

   4.03  Form of Specimen Certificate for Registrant's common stock
         (incorporated by reference to Exhibit 4.01 to the Form S-1).

   4.04  iPlace, Inc. 2001 Equity Incentive Plan, and amendment thereto.

   4.05  iPlace, Inc. 2000 Stock Option Plan, and amendment thereto.

   4.06  ConsumerInfo.com, Inc. 1999 Stock Option Plan, and amendment thereto.

   4.07  eNeighborhoods, Inc. 1998 Stock Option Plan, and amendment thereto.

   4.08  QSpace, Inc. 1999 Stock Option Plan, and amendment thereto.

   5.01  Opinion of Counsel.

  23.01  Consent of Counsel (included in Exhibit 5.01).

  23.02  Consent of PricewaterhouseCoopers LLP, independent accountants.

  23.03  Consent of Deloitte & Touche LLP, independent accountants.

  24.01  Power of Attorney (see page 5).